UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 15, 2007
United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149

(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Glenlake Parkway, N.E. Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 828-6000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On October 15, 2007, United Parcel Service, Inc. (“UPS”) announced that Michael L. Eskew will retire as UPS’s chief executive officer and chairman of the board effective January 1, 2008.
(c)
Effective January 1, 2008, D. Scott Davis will assume the position of chief executive officer and chairman of the board. Currently, Mr. Davis serves as vice chairman and chief financial officer. In addition, effective January 1, 2008, Kurt P. Kuehn will assume the position of chief financial officer. Currently, Mr. Kuehn serves as senior vice president of global sales and marketing.
D. Scott Davis, 55, joined UPS in 1986 when it acquired the technology company II Morrow, where he was chief executive officer. He served in positions of increasing responsibility in finance and accounting before assuming the role of chief financial officer and joining the UPS management committee in 2001. He was named vice chairman in 2006 and was elected to the board of directors that same year.
Kurt P. Kuehn, 52, is a 30-year company veteran. He has held a wide variety of positions in operations, engineering, finance and marketing. Kuehn has led the strategic cost department, responsible for profit and loss measurement, customer pricing systems and cost analysis. He later held the position of vice president of business information analysis, where he oversaw market research, competitive analysis and data mining. Prior to his current position, Kuehn served as UPS’s first vice president of investor relations after playing an instrumental role in the company’s initial public offering of stock in 1999. He assumed the position of senior vice president of global sales and marketing and a member of the UPS management committee in 2004.
There have been no material changes to the compensation arrangements for Messrs. Davis and Kuehn. Other than standard compensation arrangements, there are no arrangements or understandings between Mr. Davis, Mr. Kuehn and any other person pursuant to which they are to be appointed to their new positions. Neither Mr. Davis nor Mr. Kuehn are party to any transaction with UPS that would require disclosure under Item 404(a) of Regulation S-K.
The press release issued on October 15, 2007 announcing the retirement and appointments is included as Exhibit 99.1.
Item 9.01. Financial Statement and Exhibits.
(c) Exhibits

Exhibit No.	Description

99.1	Press release issued October 15, 2007

     Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: October 17, 2007	By:	/s/ D. Scott Davis
		Name:	D. Scott Davis
		Title:	Vice Chairman and Chief Financial Officer

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